Exhibit 10.22

June 13, 2008

Mr. J. Bennett Johnston
1317 Merrie Ridge Road
McLean, Virginia  22101

Dear Mr. Johnston:

Supplemental Agreement to the
Consulting Agreement of January 7, 1997

This Supplemental Agreement refers to the consulting agreement of January 7, 1997
(the “Consulting Agreement”) with the undersigned, FM Services Company (the “Company”), with respect to your performance of consulting services for the Company and its subsidiaries and affiliates.

By way of this Supplemental Agreement, the Company would like to amend your Consulting Agreement, increasing your annual retainer to $300,000 effective as of May 1, 2008.  All other terms and conditions of your Consulting Agreement shall remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:   /s/ J. Bennett Johnston
J. Bennett Johnston

DATE:  June 16, 2008